Form N-SAR

Sub-Item 77Q1 (a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate of Establishment and Designation of Janus Smart Portfolios is incorporated herein by reference to Exhibit 1(nn) to Post-Effective Amendment No. 114 to Janus Investment Fund's registration statement on Form N-1A, filed on October 14, 2004, accession number 0000950134-05-019149 (File No. 2-34393).
Since the filing thereof, the Certificate was dated November 28, 2005, and signed by Kelley Abbott Howes.

Certificate Redesignating Janus Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 1(oo) to Post-Effective Amendment No. 117 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2006, accession number 0001035704-06-000126 (File No. 2-34393). Since the filing thereof, the Certificate was signed by Stephanie Grauerholz-Lofton.

First Amendment to Janus Investment Fund's Amended and Restated Bylaws is incorporated herein by reference to Exhibit 2(f) to Post-Effective Amendment No. 114 to Janus Investment Fund's registration statement filed on Form N-1A, filed on October 14, 2005, accession number 0000950134-05-019149 (File No. 2-34393).

Second Amendment to Janus Investment Fund's Amended and Restated Bylaws is incorporated herein by reference to Exhibit 2(g) to Post-Effective Amendment No. 114 to Janus Investment Fund's registration statement filed on Form N-1A, filed on October 14, 2005, accession number 0000950134-05-019149 (File No. 2-34393).